EXHIBIT 2.6
                                  -----------

                     SECOND AMENDMENT TO PURCHASE AGREEMENT

     THIS SECOND AMENDMENT, made and entered into as of the 5th day of March, 2001 (the "Amendment"), amends that certain Purchase Agreement by and among Canandaigua Wine Company, Inc., a New York corporation ("Buyer"), Tuolomne River Vintners Group, a California partnership ("TRVG"), and Sebastiani Vineyards, Inc., a Delaware corporation ("SVI") dated January 30, 2001 (the "Purchase Agreement"), as previously amended. All capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Purchase Agreement.

                                   WITNESSETH:

     WHEREAS, the parties have agreed that SVI will not be required to provide Buyer with certain audited income statements of the Business and SVI for the period ended on the Closing Date; and

     WHEREAS, the parties have further agreed that the audited balance sheet of SVI as of the close of business on the Closing Date will use a modified FIFO method for inventory determinations; and WHEREAS, the parties have been diligently working to complete the post-closing appraisal of the Assets for purposes of finalizing the Allocation as provided in Section 1.3(b)(ii).

     NOW, THEREFORE, the parties hereto, in consideration of the premises and the mutual covenants contained herein, agree as follows:

     1. Section 1.4(a) of the Purchase Agreement is hereby amended to remove the requirement that SVI deliver to Buyer an audited income statement of the Business for the period ended at the close of business on the Closing Date by deleting Section 1.4(a)(i) in its entirety and replacing it with the following:

          "(i) an audited  closing  balance sheet for the Business (the "Closing
               Balance Sheet") as of the close of business on the Closing Date and"

     2. Section 1.4(a) of the Purchase Agreement is hereby further amended to remove the requirement that SVI deliver to Buyer an audited income statement of SVI for the period ended at the close of business on the Closing Date, and to modify the manner in which the audited balance sheet of SVI is prepared such that the modified FIFO method for inventory determinations set forth in the Accounting Methodology will be used, by deleting Section 1.4(a)(ii) in its entirety and replacing it with the following:

          (ii) an audited balance sheet for SVI as of the close of business on the Closing Date (determined on a pro forma basis as though the parties had not consummated the transactions contemplated by this Agreement), prepared using the modified FIFO method for inventory determinations set forth in the Accounting Methodology, and generally accepted accounting principles, consistently applied.

     3. The Buyer and Sellers shall continue to endeavor to complete the appraisal of the Assets for the purpose of finalizing the Allocation as soon as reasonably practicable after the Closing Date, as provided by Section 1.3(b)(ii). However, the Buyer and Sellers each acknowledge that it is unlikely that such appraisal will be completed prior to completion and review of the Closing Balance Sheet,

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which, if the Closing  Balance Sheet is accepted by Buyer without  disagreement, will be on the 45th day after Buyer's receipt thereof.

     4. Except as amended hereby, the Purchase Agreement shall remain in full force and effect.

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                                     - 3 -


     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered on behalf of the parties as of the date first above written.

                                 CANANDAIGUA WINE COMPANY, INC., a New
                                 York corporation


                                 By: /s/ Ronald C. Fondiller
                                     -------------------------------------------
                                     Ronald C. Fondiller, Vice President


                                 SEBASTIANI VINEYARDS, INC., a Delaware
                                 corporation


                                 By: /s/ Donald A. Sebastiani
                                     -------------------------------------------
                                                    [Title]


                                 TUOLOMNE RIVER VINTNERS GROUP, a California partnership

                                 By: MAJiC Vine, Inc., a California corporation,
                                     General Partner


                                 By: /s/ Mary Ann Sebastiani Cuneo
                                     -------------------------------------------
                                     Mary Ann Sebastiani Cuneo, President


                                 By: Lucinco, Inc., a California corporation,
                                     General Partner


                                 By: /s/ Sam Sebastiani
                                     -------------------------------------------
                                     Sam Sebastiani, President


                                 By: E.T.K. Inc., a California corporation,
                                     General Partner


                                 By: /s/ Don A. Sebastiani
                                     -------------------------------------------
                                     Don A. Sebastiani, President